                                                                 Exhibit 10.36











                            FORM OF SUBORDINATED NOTE

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE CHIEF FINANCIAL OFFICER OF INVERNESS MEDICAL TECHNOLOGY, INC., WHO CAN BE CONTACTED AT INVERNESS MEDICAL TECHNOLOGY, INC., 200 PROSPECT STREET, WALTHAM, MA 02453, TEL. NO. 781-647-3900, WILL MAKE AVAILABLE TO THE HOLDER HEREOF UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY.

THE NOTE REPRESENTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND EXCEPT AS SET FORTH IN SUCH AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER SAID ACT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AMONG THE REGISTERED OWNER OF THIS NOTE AND CERTAIN OTHERS. ANY TRANSFEREE OF A HOLDER OF THIS NOTE SHALL, AS A CONDITION OF SUCH TRANSFER, BE REQUIRED TO BECOME A PARTY TO SUCH AGREEMENT. THE COMPANY WILL FURNISH A COPY OF THE AGREEMENT TO THE HOLDER OF THIS NOTE UPON WRITTEN REQUEST WITHOUT CHARGE.


                       INVERNESS MEDICAL TECHNOLOGY, INC.

                                Subordinated Note




No. __________________                                         $_______________
Issue Date: __________                                         Principal Amount


         Inverness Medical Technology, Inc., a Delaware corporation (the "Company"), promises to pay to ___________ (the "Initial Holder") or registered assigns, the principal amount of $__________ on the first anniversary of the Issue Date referred to above. Interest shall accrue from the date hereof at a rate equal to twelve and one half percent (12.5%) per annum and shall be payable quarterly on the first day of each quarter, beginning with October 1, 2000. If any interest payment is not paid within sixty (60) days after such interest payment becomes due, the entire unpaid principal and interest shall become immediately due and payable upon the expiration of such sixty (60)-day period. Interest or principal which is not paid when due shall bear interest, compounded daily, at the rate of eighteen percent (18%). This Note is one of a series of subordinated notes issued by the Company pursuant to a Securities Purchase Agreement dated as of ___________, 2000 among the Company, the Initial Holder of this Note and certain others (the "Securities Purchase Agreement" or "Agreement"). The Notes are referred to collectively herein as the "Outstanding Notes."

                               -------------------



         The Company further agrees as follows:


1. METHOD OF PAYMENT.

         The Company shall make all payments due pursuant to this Note by check or wire transfer in money of the United States that at the time of payment is legal tender for payment of public and private debts.

2. PREPAYMENT AT THE OPTION OF THE COMPANY.

         (a) PENALTY. This Note may be prepaid by the Company in whole or in part at any time so long as the Company at the same time pays the Holder of this Note a prepayment penalty equal to the product obtained by multiplying (i) the principal amount being prepaid, BY (ii) the difference obtained by deducting (1) the three-month U.S. Treasury Bill rate published in the Wall Street Journal on the date of the payoff from (2) 12.5%, and BY (iii) a fraction the numerator of which is the number of days from such prepayment date to the first anniversary of the Issue Date (taking into account such first anniversary date but not counting the date of the prepayment) and the denomenator of which is 365 (the product of (i), (ii) and (iii), the "Penalty").

         (b) NOTICE OF PREPAYMENT. Notice of prepayment shall be mailed at least 30 days but not more than 60 days before the applicable prepayment date to the Holder of this Note at the Holder's registered address. This Note may be prepaid only if all or the same portion of each of the Outstanding Notes is prepaid on the same prepayment date or the holders of the Outstanding Notes that are not so prepaid deliver a written waiver and consent to such prepayment.

         [(c) EFFECT OF NOTICE OF PREPAYMENT. Upon the later of the prepayment date stated in the notice of prepayment and the date this Note is surrendered to the Company, this Note or, if applicable, such portion shall be paid, together with the Penalty and accrued interest to the prepayment date on the amount being prepaid.] The Company may at any time prior to such payment date withdraw such Notice of prepayment and the company shall promptly return any note tendered to the Company for prepayment prior to the withdrawal of such prepayment notice.

         (d) DEPOSIT OF FUNDS. Prior to or on the prepayment date for a prepayment in full, the Company shall segregate and hold in trust in an account with a Depository Bank an amount of money sufficient to pay the principal amount, the accrued interest and the Penalty with respect to all of the Outstanding Notes.

3. SUBORDINATION.

         To the extent and in the manner hereinafter set forth in this Section 3, this Note is subordinated to all existing and future Senior Indebtedness. To the extent provided herein, Senior Indebtedness must be paid before this Note may be paid.

         (a) SUBORDINATE TO SENIOR INDEBTEDNESS. Notwithstanding anything herein to the contrary, the Company covenants and agrees, and the Holder of this Note by such Holder's acceptance hereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 3, the indebtedness represented by this Note, including all interest payable hereunder, and the payment of the Penalty and Default Payment, if any, in respect of this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         (b) PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any distribution of assets of the Company in the event of:

                  (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or

                  (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

                  (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company,

then in such event

                           (A) the holders of Senior Indebtedness shall be
                  entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holder of this Note is entitled to receive any payment on account of this Note, including, the Penalty and Default Payment, if any, in respect of this Note; and

                           (B) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 3, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt of the Company being subordinated to the payment of this Note, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         In the event that, notwithstanding the foregoing provisions of this
Section 3, the Holder of this Note shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Section 3 only, the words "CASH, PROPERTY OR SECURITIES" shall not be deemed to include shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 3 to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED, HOWEVER, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

         The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 3 if the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of the assets of the Company, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, expressly assume in writing all of the obligations of the Company under this Note and immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

         (c) ACCELERATION. In the event that this Note is declared or becomes due and payable pursuant to Section 4, then and in such event the Company shall promptly notify holders of Senior Indebtedness of such acceleration. The Company shall not pay this Note until 180 days have passed after such acceleration occurs and may thereafter pay the Notes if this Section 3 permits the payment at that time.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of this Note prohibited by the foregoing provisions of this Section 3(c), and if such facts then shall have been known or thereafter shall have been made known to the Holder pursuant to the terms hereof, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

         The provisions of this Section 3(c) shall not apply to any payment with respect to which Section 3(b) would be applicable.

         (d) DEFAULT ON SENIOR INDEBTEDNESS. The Company shall not make any payment in respect of this Note, including the Penalty and Default Payment, if any, or otherwise acquire this Note for cash or property if:

                  (i) a default on Senior Indebtedness occurs and is continuing that permits holders of the Senior Indebtedness to accelerate its maturity; and

                  (ii) the default is the subject of a judicial proceeding or the Company receives a notice of default relating thereto from any person who may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness.

         In such event, the Company may resume payments on this Note and may acquire this Note if and when:

                           (A) the default is cured or waived and any such
                  related acceleration has been rescinded or annulled in accordance with the terms of such Senior Indebtedness; or

                           (B) 180 or more days pass after the receipt by the
                  Company of the notice described in clause (ii) above and the default is not then the subject of judicial proceedings; and

this Section 3 otherwise permits the payment or acquisition at that time.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of this Note prohibited by the foregoing provisions of this Section 3(d), and if such fact then shall have been known or thereafter shall have been made known to the Holder, pursuant to the terms hereof, then and in such event such payment shall be paid over and delivered forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

         The provisions of this Section 3(d) shall not apply to any payment with respect to which Section 3(b) would be applicable.

         (e) PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Section 3 or elsewhere in this Note shall prevent the Company from making or the Holder from retaining any payments in respect of this Note, including the Penalty and Default Payment, if any, as the case may be, in respect of this Note at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 4(b) or under the conditions described in Sections 3(c) or 3(d).

         (f) SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness, the Holders of Outstanding Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 3 to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the Outstanding Notes, including the Penalty and Default Payment, if any, as the case may be, in respect of the Outstanding Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder of this Note would be entitled except for the provisions of this Section 3, and no payments pursuant to the provisions of this Section 3, to the Company or to the holders of Senior Indebtedness by the Holder of this Note, shall be, as between the Company, its creditors other than holders of Senior Indebtedness, the Holder and other holders of Outstanding Notes, deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         (g) PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this
Section 3 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note and the holders of other Outstanding Notes, on one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained herein is intended to or shall alter or impair, as between the Company and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note the principal and interest due hereunder, and the Penalty and Default Payment, if any, with respect to this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder of this Note and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Note, subject to the rights, if any, under this Section 3 of the holders of Senior Indebtedness in respect of assets of the Company of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.

4. DEFAULTS.

         (a) EVENTS OF DEFAULT. "Event of Default", wherever used herein, shall have the meaning set forth in the Securities Purchase Agreement.

         (b) ACCELERATION OF MATURITY, RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then in every such case the authorized representative of the holders of the Outstanding Notes as designated pursuant to the Securities Purchase Agreement (the "Authorized Representative") may issue a notice of default to the Company (each, a "Notice of Default") setting forth the nature of the Event of Default. If an Event of Default is not cured within 30 days of the Company's receipt of a Notice of Default, the principal, accrued interest and Penalty (determined as of such date the principal becomes due) with respect to this Note (the "Default Payment") and all of the other Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Holder or any other holder of Outstanding Notes.

         At any time after such acceleration with respect to this Note has been made and before a judgment or decree for payment of the money due has been obtained, the Authorized Representative, by written notice to the Company, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Default Payment. No such rescission shall affect any subsequent default or impair any right in connection therewith.

         (c) UNCONDITIONAL RIGHT OF HOLDER TO RECEIVE PAYMENT. Notwithstanding any other provision herein but subject to Section 3, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of principal, interest, Penalty and Default Payment, if any, in respect of this Note as provided in this Note, and such rights shall not be impaired without the consent of the Holder.

         (d) RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in the last paragraph of Section 8 with respect to the replacement or payment of this Note should it become mutilated, destroyed, lost or stolen, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         (e) DELAY OR OMISSION NOT WAIVER. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 4 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient by the Holder.

         (f) WAIVER OF PAST DEFAULTS. The Authorized Representative may on behalf of the Holders of all the Outstanding Notes waive any past default hereunder and its consequences, except a default

                  (i) in the payment of any principal or interest, or the Penalty or Default Payment, if any, on all Outstanding Notes; or

                  (ii) in respect of a covenant or provision hereof which under
         Section 11(e) cannot be modified or amended without the consent of the Holder hereof.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other default or impair any right in connection therewith.

         (g) COSTS OF ENFORCEMENT OR COLLECTION. The Company hereby agrees that it shall pay the reasonable costs of enforcement or collection, including reasonable attorneys' fees and disbursements, incurred by the Holder in an Event of Default.

5. TIMING OF PAYMENT.

         The Company shall promptly make all payments in respect of this Note as provided herein.

6. WAIVER OF CERTAIN PROVISIONS.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth herein, if before the time for such compliance either the holders of Notes constituting at least a majority of the then remaining outstanding principal of the Notes remaining unpaid at that time or the Authorized Representative shall in writing either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such term, provision or condition shall remain in full force and effect. Notwithstanding the immediately preceding sentence, in addition to the waiver required by such sentence, the written waiver of the Holder hereof is required to waive compliance by the Company with any term, provision or condition set forth in Sections 1, 2 and 3 hereof and in the case of Section 3, that percentage of the holders of any Senior Indebtedness required to waive compliance by the Company with any term, provision or condition set forth in the documents governing such Senior Indebtedness.

7. REGISTRATION OF TRANSFER, ASSIGNMENT OR EXCHANGE.

         The Company shall maintain an office or agency where this Note may be surrendered for registration of transfer or assignment or for exchange ("Note Registrar"), and an office or agency where Notes may be presented for payment or prepayment. The Note Registrar shall keep a register of the Outstanding Notes and of their transfer, assignment and exchange ("Note Register").

         The Company or the Note Registrar, as applicable, shall not be required to (i) register the transfer or assignment of this Note for a period beginning at the opening of business 15 days before the date of the mailing of a notice of prepayment and ending at the close of business on the day of such mailing; or
(ii) register the transfer, assignment or exchange of this Note to the extent called for prepayment. The Company shall not be required to make any exchange of this Note if, as a result thereof and in the Company's judgment, the Company would incur adverse consequences under any applicable income, franchise or similar tax laws in effect at the time of such exchange.

         The transfer or assignment of this Note is subject to restrictions set forth in the Securities Purchase Agreement, and no transfer or assignment of this Note shall be made except in compliance therewith. The Company shall not be required to register any transfer or assignment of this Note which has not been approved or otherwise made in accordance with such Securities Purchase Agreement.

8. MUTILATED, DESTROYED, AND STOLEN NOTE.

         If this Note shall become mutilated, it may be surrendered to the Company and the Company shall execute and deliver in exchange therefor a new note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of this Note and (ii) such security or indemnity as may be required by the Company to save it and any agent of the Company harmless, then, in the absence of notice to the Company that this Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of such destroyed, lost or stolen Note, a new note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case this Note shall be mutilated, destroyed, lost or stolen and shall become or be about to become due and payable or be about to be prepaid by the Company, the Company in its discretion may, instead of issuing a new note, pay or prepay this Note.

         Upon the issuance of any new note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of any agent) connected therewith.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of this Note if this Note shall be mutilated, destroyed, lost or stolen.

9. PERSONS DEEMED OWNERS.

         Prior to due presentment of this Note for registration of transfer or assignment, the Company may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of the Penalty and Default Payment, if any, in respect of this Note and for all other purposes.

10.      DEFINITIONS.

         For the purposes of this Note, the terms defined in this Section have the meanings assigned to them in this Section.

         "Authorized Representative" has the meaning specified in Section 4(b).

         "Company" means Inverness Medical Technology, Inc, a Delaware corporation.

         "Debt" means (i) all obligations of the Company for borrowed money, including, without limitation, the obligation evidenced by this Note, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, other than any account payable or other obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (iii) all obligations of the kind set forth in (i) and (ii) above, of others secured by a lien on any asset of the Company, whether or not such obligation is assumed by the Company, (iv) all obligations of the Company pursuant to capitalized leases, and (v) all obligations of the kind set forth in
(i), (ii) or (iv) above of others for the payment of which the Company is responsible or liable as obligor or guarantor, and all of the Company's liabilities or obligations with respect thereto.

         "Default Payment" has the meaning specified in Section 4(b).

         "Depository Bank" means a commercial bank having a combined capital and surplus of at least $100,000,000.

         "Event of Default" has the meaning specified in Section 4(a).

         "Holder" means the Person listed on the first page hereof as the Initial Holder while this Note is registered in the Note Register in such Person's name or any transferee of this Note properly registered in the Note Register in accordance with Section 7 and the Securities Purchase Agreement.

         "Initial Holder" means the Person listed on the first page hereof as the Initial Holder.

         "Issue Date" means the date on which this Note was originally issued or deemed issued as set forth on the face of this Note.

         "Issue Price" means, in connection with the original issuance of this Note, the amount set forth on the face of this Note, and means, in connection with the original issuance of any other Outstanding Notes, the amount as set forth on the faces thereof.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 8.

         "Notice of Default" has the meaning specified in Section 4(b).

         "Outstanding Notes" means, as of the date of determination, any of the subordinated notes issued by the Company pursuant to the Securities Purchase Agreement, except any such Notes for whose prepayment money in the necessary amount has theretofore been set aside and segregated in trust by the Company for holders of such Notes as set forth in Section 2(d) hereof, PROVIDED that, if such Notes are to be prepaid, notice of such prepayment has been duly given.

         "Penalty" has the meaning set forth in Section 2(a).

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of ___________, 2000 among the Company, the Initial Holder of this Note and certain others.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Debt against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date hereof or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; PROVIDED, HOWEVER, that the following will not constitute Senior Indebtedness:
(a) any Debt as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt shall be subordinated to any other Debt of the Company, unless such instrument expressly provides that such Debt shall be senior in right of payment to the Outstanding Notes; (b) any Debt of the Company that, by its terms, states that such Debt shall not be senior in right of payment to the Outstanding Notes;
(c) Debt of the Company in respect of the Outstanding Notes; (d) Debt in respect of the Subordinated Revenue Royalty Notes issued during 1997 by the Company, which Debt shall be PARI PASSU with the Debt of the Company in respect of the Outstanding Notes; (e) any Debt of the Company to any affiliate or subsidiary of the Company; (f) any trade payables; and (g) any Debt incurred in violation of this Note or the Securities Purchase Agreement.

11. MISCELLANEOUS.

         (a) HOLDER TO BE BOUND; COMPANY'S SUCCESSORS AND ASSIGNS. By acceptance of this Note, the Holder agrees to be bound by the terms hereof. All covenants and agreements in this Note by the Company shall bind its legal representatives, successors and assigns, whether so expressed or not.

         (b) SEVERABILITY. If any provision of this Note shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Note shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Note shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

         (c) BENEFITS OF THIS NOTE. Nothing in this Note, express or implied, shall give to any Person, other than the Holder, the Company and their legal representatives, successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Note.

         (d) NOTICES. Any notice, consent, approval, demand or other communication in connection with this Note shall be deemed to be given if given in accordance with the provisions of the Securities Purchase Agreement. Where this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         (e) AMENDMENTS. This Note may only be amended in writing with the written consent of the Company and either (i) the holders of Notes constituting at least a majority of the then outstanding principal amount of the Notes at that time or (ii) the Authorized Representative. Notwithstanding the immediately preceding sentence, in addition to the consent required by such sentence, the written consent of the Holder hereof is required to amend the Penalty, the Default Payment or the provisions of Sections 1, 2 and 3 hereof.

         (f) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

         (g) TAX TREATMENT. The Holder agrees that the fair market value of this Note shall be the amount specified by the Company pursuant to the Securities Purchase Agreement and covenants to treat such amount as the issue price of this Note for all tax purposes, including the filing of all tax returns and reports.


                                  INVERNESS MEDICAL TECHNOLOGY, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title: